Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

JOHN MARSHALL BANCORP, INC.

2015 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) is made pursuant to the John Marshall Bancorp, Inc. (the “Company”) 2015 Stock Incentive Plan (the “Plan”), the terms and conditions of which are incorporated by reference herein. Capitalized terms used but not defined herein have the meaning ascribed to them in the Plan.

Award. The Company hereby grants to __________________ (the “Participant”) an award of ________ shares of the Company’s Common Stock, $0.01 par value. The Restriction Period for this Award of Restricted Stock is up to ________ (___) years, provided that the Restrictions on the shares will terminate in accordance with the Vesting Schedule set forth below, and subject to the provisions of the Plan providing for acceleration of vesting. Until the lapse of the Restrictions, the shares subject to this Agreement shall be referred to as “Restricted Stock”.

Date of Grant. ____________, 20____ (the “Grant Date”).

Vesting. The restrictions will terminate and the Shares will vest in accordance with the following schedule, this Agreement, and the terms of the Plan (including provisions regarding acceleration of vesting):

Date	Portion of Total Award That First Becomes Vested (1)

(1) Or such lesser number of whole shares as shall be necessary to avoid the vesting of a fractional share, provided that such fractional share shall be rolled forward until the sum of all fractional shares shall result in the vesting of a whole share.

Acceleration of Vesting; Forfeiture. Notwithstanding the above Vesting Schedule, all unvested shares of Restricted Stock subject to this Award shall automatically vest in the event of (1) the death of the Participant, (2) the Permanent and Total Disability of Participant, (3) the occurrence of a Change in Control, (4) an involuntary termination of the Participant by the Company or any Affiliate other than due to Just Cause [, or (5) a voluntary termination by the Participant for Good Reason (as “Good Reason” is defined in the employment agreement between the Participant and the Company dated ___________, 20___)] (each of the above is a “vesting acceleration event”). Any shares of Restricted Stock subject to this Award which have not vested as of the date of termination of Participant’s employment or service with the Company or any Affiliate and which are not subject to a vesting acceleration event shall be forfeited as of the date of the termination of Participant’s employment or service.

Certificates. Shares of Restricted Stock awarded hereunder shall be credited to the account of the Participant in the direct registration or other book-entry system (“book-entry”) maintained by the Company for the Company’s Common Stock, whereupon the Participant shall become a shareholder of the Company with respect to such Restricted Stock, subject to forfeiture, and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Participant agrees that the Company shall cause a notation to be included on its book-entry records to reflect the restricted character of the Restricted Stock, and the vested/unvested status of such Restricted Stock, and to enforce the terms and conditions of this Agreement with respect to such shares of Restricted Stock, including but not limited to the forfeiture of unvested shares in accordance with the terms of this Agreement. Notwithstanding the foregoing, at the election of the Company, stock certificates may be issued in respect of shares of Restricted Stock awarded hereunder in lieu of the utilization of the book entry system. Said stock certificates shall be deposited with the Company or its designee, together with a stock power endorsed in blank, and the following legends shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

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[“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law. No sale, transfer, pledge, assignment or other disposition of these shares shall be valid unless such transfer (a) is made pursuant to an effective registration statement under the Securities Act and in compliance with any applicable state securities law, or (b) is exempt from the registration requirements of the Securities Act and applicable state securities laws.” (Legend #1)]

“The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the John Marshall Bancorp, Inc. 2015 Stock Incentive Plan, and an agreement entered into between the registered owner and John Marshall Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of John Marshall Bancorp, Inc.” (Legend #2)

At the expiration of the Restricted Period applicable to shares, the Company shall cause Legend #2 to be removed from book entry. If Legend #2 has been placed on any certificates for shares no longer subject to the Restricted Period, the Company shall cause such certificates to be reissued without Legend #2.

Investment Representations; Restrictions on Transfer under Securities Laws. The Participant acknowledges and agrees that unless the Company shall have registered the shares of Common Stock issuable pursuant to this Award Agreement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the Restricted Stock of the Company will constitute “restricted securities” under the Securities Act, and will be subject to restrictions on transfer. The Company may require the Participant, as a condition to receipt of the Restricted Stock, to give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that the Participant will make no transfer of the Award Shares except (a) pursuant to an effective registration statement under the Securities Act and in compliance with any applicable state securities law, or (b) pursuant to a transaction that is exempt from the registration requirements of the Securities Act and applicable state securities laws.

No Cash Settlement. Upon vesting of this Award, the Participant will only have the right to receive the shares of Restricted Stock which have vested. In no event will the Participant be entitled to receive from the Company a cash payment of the value of any portion of the vested shares in lieu of such vested shares.

Clawback. The Award reflected hereby, including the proceeds of the subsequent sale of the shares subject to this Award, is subject to cancellation, disgorgement and/or recovery by the Company, and the Participant agrees that he/she shall upon request by the Company, return, or consent to the return of, the Restricted Stock subject to this award, or any proceeds thereof, in the event that the award was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains) or any other materially inaccurate performance metric criteria, or as may otherwise be required by applicable law, regulation or exchange listing standard.

Other Limitations. No shares of Restricted Stock may be issued if the issuance of Common Stock upon vesting would constitute a violation of any applicable federal or state securities or other applicable law or regulation. As a condition to the Participant’s receipt of Restricted Stock, the Company may require the Participant or other person receiving the Restricted Stock to make any representation and warranty to the Company as may be required by any applicable law or regulation.

Withholding. The Participant hereby agrees that the vesting of any Restricted Stock will not be effective until the Participant makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state, or local law on account of such vesting. Participant may elect to provide for such withholding obligations by directing the Company to retain and withhold a number of shares of the Common Stock having a Market Value not less than the amount of such taxes and cancel any such shares so withheld in order to pay or reimburse the Company, or any of its Affiliates, for any such taxes, or may pay such taxes in cash. Participant or any successor in interest is authorized to deliver shares of the Company’s Common Stock in satisfaction of minimum statutorily required tax withholding obligations.

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Non-transferability. This Agreement and the Restricted Stock subject hereto may not be transferred in any manner otherwise than by will or the laws of descent or distribution, or pursuant to a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder) prior to vesting hereunder. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Participant.

No Employment Right. Nothing in this Agreement or the Plan shall be construed as creating any contract of employment or as conferring on Participant any legal or equitable right to continue employment or other service with the Company or any Affiliate, or any level of compensation.

Tax Election. The Participant acknowledges that the Participant may have the right, within 30 days of the Grant Date, to make an irrevocable election to include the value of the Restricted Stock in income at the time of grant, based on the Market Value of the Restricted Stock at the Grant Date, rather than including only the value of vested and earned shares at the date of vesting. The Participant acknowledges that the Company has not and is not providing any tax advice to Participant and that Participant shall make his/her own determination with respect to the Section 83 election, alone or in consultation with his/her own personal tax advisors.

Construction; Compliance with 409A, Delay in Payment. (a) It is the intention of the parties hereto that this Agreement and the award provided for hereunder shall be in accordance with Section 409A, and thus avoid the imposition of any excise tax and interest on Participant pursuant to Section 409A(a)(1)(B) of the Code, and this Agreement shall be interpreted and construed consistent with this intent. Participant acknowledges and agrees that he shall be solely responsible for the payment of any excise tax or penalty which may be imposed or to which he may become subject as a result of the award under this Agreement.

(b)            Notwithstanding anything to the contrary contained herein, any award or payment hereunder that is considered “nonqualified deferred compensation” that is to be made to a Participant while the Participant is a “specified employee”, in each case as defined and determined for purposes of Section 409A, within six months following Participant’s “separation from service” (as determined in accordance with Section 409A), then to the extent that such award or payment is not otherwise permitted under Section 409A such that it would be exempt from the excise tax thereunder, such payment shall be delayed and shall be paid on the first business day of the seventh calendar month following Participant’s separation from service, or, if earlier upon Participant’s death.

(c)            The parties hereto agree that they shall take such actions as may be necessary and permissible under applicable law, regulation and guidance to amend or revise this Agreement in order to fully comply with Section 409A.

Receipt Acknowledgment. The Participant hereby acknowledges that Participant has received a copy of the Plan.

[Signature Block on Next Page]

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JOHN MARSHALL BANCORP, INC.

By:
Name:
For the Board of Directors

Employee must accept this Agreement by signing below and returning the original signed Agreement to ____________ no later than _____ calendar days after the Grant Date. If the original executed Agreement is not actually received by such date, this Agreement shall terminate and the Award shall be forfeited on _________ (due date +1).

Accepted and Agreed as of this ______ day of ______________, 20____.

[insert name]

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